UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2014

IMMUNE PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51290	52-1841431
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 606-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2014, The Registrant entered into a Settlement Agreement and General Release (the “Agreement”) with its former Chief Medical Officer, Dr. Stephane Allard. Pursuant to the Agreement, the Registrant will pay Dr. Allard (i) an aggregate severance payment in the amount of $141,831, to be paid in six monthly installments beginning on March 1, 2014; (ii) aggregate expenses reimbursement of $1,609.22; (iii) an aggregate of $43,641.60 for accrued vacation time, to be paid in six monthly installments beginning on March 1, 2014; (iv) back salary of $11,819.25; and (v) COBRA payments (premium and co-pay) for Dr. Allard and his family for six months commencing February 1, 2014. The Registrant shall pay a 2.5% penalty for the late payment of any installment payment due and not settled within seven days. Such penalty will be compounded monthly until each late payment is paid in full. In the event that the Registrant fails to make any payments due for a period of 30 consecutive days, all remaining balances under the Agreement shall accelerate together with all penalties incurred.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2014, Dr. Allard’s employment as the Registrant’s Chief Medical Officer officially terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of March, 2014.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Robert W. Cook
Name: Title:	Robert W. Cook Chief Financial Officer